Exhibit 10.1

MEMBERSHIP UNIT PURCHASE AGREEMENT

This MEMBERSHIP UNIT PURCHASE AGREEMENT (the “Purchase Agreement”), effective as of May 1, 2005, among and between Dakota Growers Pasta Company, Inc., a North Dakota corporation (“Dakota”), B-New, LLC, an Ohio limited liability company (“BNEW”), TechCom Group, LLC, a Florida limited liability company (“TechCom”), and Buhler, Inc., a Minnesota corporation (“Buhler”) (Dakota, BNEW, TechCom and Buhler may be referred to herein as a “Member” and collectively as the “Members”).

RECITALS

WHEREAS, the Members entered into an Operating Agreement as of October 31, 2003, and entered into a first amendment of the Operating Agreement effective February 9, 2004, a second amendment of the Operating Agreement effective October 25, 2004 and a third amendment of the Operating Agreement effective November 1, 2004 (collectively, the “Agreement”);

WHEREAS, the Members are all of the members of DNA Dreamfields Company, LLC, an Ohio limited liability company  (“DNA”);

WHEREAS, BNEW is desirous to sell, and Dakota is desirous to purchase, 12.88 of its Membership Units for Two Million, Six Hundred Sixty-Six Thousand, Six Hundred and Sixty-Seven Dollars ($2,666,667);

WHEREAS, TechCom is desirous to sell, and Dakota is desirous to purchase, 6.44 of its Membership Units for One Million, Three Hundred Thirty-Three Thousand, Three Hundred and Thirty-Three Dollars ($1,333,333);

WHEREAS, the Members agree to waive DNA’s right of first refusal as provided in Section 4(A) of the Agreement; and

WHEREAS, the Members, through execution of this Purchase Agreement, provide the consent of members as proscribed in Section 4(B) of the Agreement.  Additionally, the Members have simultaneously amended and restated the Agreement by executing an Amended and Restated Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Agreement to Purchase Membership Units from BNEW.  In consideration of the transfer of 12.88 Membership Units to Dakota, Dakota has, simultaneously with its execution of this Purchase Agreement, paid Two Million, Six Hundred Sixty-Six Thousand, Six Hundred and Sixty-Seven Dollars ($2,666,667) to BNEW.

2.                                       Agreement to Purchase Membership Units from TechCom.  In consideration of the transfer of 6.44 Membership Units to Dakota, Dakota has, simultaneously with its execution of this Purchase Agreement, paid One Million, Three Hundred Thirty-Three Thousand, Three Hundred and Thirty-Three Dollars ($1,333,333) to TechCom.

3.                                       BNEW’s Representation and Warranty.  BNEW represents and warrants: that it is the owner of the 12.88 Membership Units to be sold to Dakota; that the 12.88 Membership Units are free and clear of all encumbrances, liens or other claims; and that BNEW has the right to sell and convey the Membership Units to Dakota.

4.                                       TechCom’s Representation and Warranty.  TechCom represents and warrants:  that it is the owner of the 6.44 Membership Units to be sold to Dakota; that the 6.44 Membership Units are free and clear of all encumbrances, liens or other claims; and TechCom has the right to sell and convey the Membership Units to Dakota.

5.                                       Counterparts.  This Purchase Agreement may be executed in counterparts which taken together shall constitute one instrument, notwithstanding the fact that all parties have not executed this Purchase Agreement on the same date or that all signatures do not appear on the same copy.

6.                                       Captions.  Captions are included for convenient reference only and shall not affect the interpretation of any provision of this Purchase Agreement or the Amended and Restated Agreement.

7.                                       Severability.  The invalidity, illegality, or unenforceability of any provision of this Purchase Agreement shall not affect or impair the validity, legality, and enforceability of the other provisions hereof or of the Agreement or the Purchase Agreement.

8.                                       Consent of Members.  By execution of this Purchase Agreement, each of the Members hereby consent to the transfer of the Membership Units as described above, as required under Section 4(B) of the Agreement.  In addition, by execution of this Purchase Agreement, each of the Members hereby agree and acknowledge that, by virtue of the agreement of all of the Members, DNA does hereby waive the right of first refusal provided for in Section 4(A) of the Agreement with respect to the transfer of the Membership Units as described above.  Dakota, BNEW and TechCom do hereby agree that Buhler has executed this Purchase Agreement solely for the purpose of the agreements and acknowledgements contained in this Section 8.

9.                                       Choice of Law.  This Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio.

IN WITNESS WHEREOF, the parties have executed this Amendment.

B-New, LLC

By:	/s/ Jonathan Hall

Title:	Principal

Date:	May 17, 2005

TechCom Group, LLC

By:	/s/ Jonathan Scot Anfinsen

Title:	President

Date:	May 16, 2005

Buhler, Inc.

By:	/s/ Beat Haeni

Title:	Head Corporate Development- Buhler Group

By:	/s/ Achim Klotz

Title:	President—Buhler, Inc.

Date:	May 18, 2005

Dakota Growers Pasta Company, Inc.

By:	/s/ Timothy J. Dodd

Title:	President, Chief Executive Officer

Date:	June 27, 2005